Pricing Supplement No. 24L Dated October 6, 1998                  Rule 424(b)(2)
(To Prospectus dated August 21, 1998 and                 File No's. 33-64261 and
Prospectus Supplement dated August 21, 1998)                           333-56573

[X]      Senior Medium-Term Notes, Series C
         Due From Nine Months to Thirty Years from Date of Issue

[_]      Subordinated Medium-Term Notes, Series A
         Due From Nine Months to Thirty Years from Date of Issue

         Principal Amount: $50,000,000.00
         Issue Price: 100%
         Commission or Discount: $100,000.00
         Proceeds to Company: $49,900,000.00

         Agent: CHASE SECURITIES INC.

         Agent's Capacity: [X]  As Agent    [_] As principal

           If as principal

               [_] The Notes are being offered at varying prices relating to prevailing market prices at the time of sale.

               [_] The notes are being offered at a fixed initial public offering price equal to the Issue Price (as a percentage of Principal Amount).

               Original Issue Date:      OCTOBER 13, 1998
               Stated Maturity:          OCTOBER 13, 2000

               Form: [X]  Book-entry     [_]  Certificated
               Currency:  U.S. Dollars

[_]    Fixed Rate Note:
        Interest Rate:

[X]    Floating  Rate  Note:  CD [_]  Commercial Paper Rate [_]
                              Federal Fund Effective Rate [_] LIBOR Telerate [X]
                              LIBOR Reuters [_] Treasury Rate [_] Prime Rate [_]
                              CMT [_]

          Initial Interest Rate:

          Interest Determination Dates: TWO BUSINESS DAYS PRIOR TO RESET DATE.

          Interest Payment Dates: 13TH DAY OF EACH MONTH OR NEXT GOOD
                                  BUSINESS DAY.

          Interest Reset Dates:   13TH DAY OF EACH MONTH OR NEXT GOOD
                                  BUSINESS DAY.

          Index Maturity:  1 MTH LIBOR
          Spread (+/_): +25 BPS              Spread Multiplier
          Maximum Interest Rate:             Minimum Interest Rate:
          Optional Redemption: Yes [_]  No [X]